Exhibit 99.1

Guidewire Announces First Quarter Fiscal Year 2023 Financial Results

SAN MATEO, Calif., December 6, 2022 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended October 31, 2022.

“We are off to a solid start to the fiscal year with first quarter ARR, revenue, and profitability all exceeding our guidance range, driven by subscription revenue growth and improved subscription and support gross margins,” said Mike Rosenbaum, Chief Executive Officer, Guidewire. “We continued to build on the momentum and enthusiasm for our cloud platform with record in-person attendance at our annual customer conference, Connections.”

First Quarter Fiscal Year 2023 Financial Highlights

Revenue
•Total revenue for the first quarter of fiscal year 2023 was $195.3 million, an increase of 18% from the same quarter in fiscal year 2022. Subscription and support revenue was $99.1 million, an increase of 25%; services revenue was $55.3 million, an increase of 18%; and license revenue was $41.0 million, a decrease of 2%.
•As of October 31, 2022, annual recurring revenue, or ARR, was $673 million, compared to $664 million as of July 31, 2022. ARR results for interim quarterly periods in fiscal year 2023 are based on actual currency rates at the end of fiscal year 2022, held constant throughout the year.
Profitability
•GAAP loss from operations was $74.6 million for the first quarter of fiscal year 2023, compared with $65.4 million for the same quarter in fiscal year 2022.
•Non-GAAP loss from operations was $35.9 million for the first quarter of fiscal year 2023, compared with $28.7 million for the same quarter in fiscal year 2022.
•GAAP net loss was $69.3 million for the first quarter of fiscal year 2023, compared with $51.3 million for the same quarter in fiscal year 2022. GAAP net loss per share was $0.83, based on diluted weighted average shares outstanding of 83.3 million, compared with $0.62 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 83.2 million.
•Non-GAAP net loss was $9.9 million for the first quarter of fiscal year 2023, compared with $18.1 million for the same quarter in fiscal year 2022. Non-GAAP net loss per share was $0.12, based on diluted weighted average shares outstanding of 83.3 million, compared to Non-GAAP net loss per share of $0.21 for the same quarter in fiscal year 2022, based on diluted weighted average shares outstanding of 83.2 million.

Liquidity and Capital Resources
•The Company had $0.9 billion in cash, cash equivalents, and investments at October 31, 2022, compared to $1.2 billion at July 31, 2022. The Company used $87.4 million in cash from operations during the first quarter of fiscal year 2023.
•During the first quarter of fiscal year 2023, the Company authorized a $400 million share repurchase program. As part of this program, the Company entered into an accelerated share repurchase agreement (“ASR”) to repurchase an aggregate of $200 million of Guidewire’s outstanding shares of common stock. Under the terms of the ASR, the Company received an aggregate initial share delivery of 2,581,478 shares, with the remainder expected to be delivered upon the final settlement under the ASR, which is scheduled to occur no later than the third quarter of its fiscal year 2023, upon completion of the repurchases.

Business Outlook
Guidewire is issuing the following outlook for the second quarter of fiscal year 2023 based on current expectations:
•ARR between $695 million and $700 million
•Total revenue between $221 million and $226 million
•Operating income (loss) between $(41) million and $(37) million
•Non-GAAP operating income (loss) between $(4) million and $0 million

Guidewire is issuing the following updated outlook for fiscal year 2023 based on current expectations:
•ARR between $745 million and $760 million
•Total revenue between $886 million and $896 million
•Operating income (loss) between $(176) million and $(166) million
•Non-GAAP operating income (loss) between $(28) million and $(18) million
•Operating cash flow between $50 million and $80 million

Conference Call Information

What:	Guidewire First Quarter Fiscal Year 2023 Financial Results Conference Call
When:	Tuesday, December 6, 2022
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13734587, Domestic
Replay	(412) 317-6671, Passcode 13734587, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, the COVID-19 Canada Emergency Wage Subsidy benefit, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the fiscal quarter ended October 31, 2022, the recurring license and support or subscription contract value recognized as services revenue was $10.9 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. Approximately 520 insurers in 38 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC and LinkedIn.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our cloud sales, product innovation and cloud migration, and our associated cloud leadership, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations and security; recent global events (including, without limitation, the continuing COVID-19 pandemic, the ongoing conflict between Russia and Ukraine, inflation higher than we have seen in decades, and supply chain issues) and their impact on our employees and our business and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services or products or unauthorized access to our customers’ data, particularly in connection with our transition to a hybrid in-person and remote workforce; our competitive environment and changes thereto; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws, including tax laws and accounting standards; assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31, 2022	July 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$263,163	$606,303
Short-term investments	442,023	369,865
Accounts receivable, net	88,273	143,797
Unbilled accounts receivable, net	90,742	71,515
Prepaid expenses and other current assets	59,355	61,223
Total current assets	943,556	1,252,703
Long-term investments	163,335	187,507
Unbilled accounts receivable, net	15,346	13,914
Property and equipment, net	79,040	80,740
Operating lease assets	86,519	90,287
Intangible assets, net	18,574	21,361
Goodwill	372,214	372,192
Deferred tax assets, net	218,769	191,461
Other assets	51,155	56,732
TOTAL ASSETS	$1,948,508	$2,266,897
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,649	$40,440
Accrued employee compensation	43,171	90,962
Deferred revenue, net	137,546	170,776
Other current liabilities	30,398	35,340
Total current liabilities	252,764	337,518
Lease liabilities	100,614	105,123
Convertible senior notes, net	395,891	358,216
Deferred revenue, net	7,155	7,500
Other liabilities	6,923	6,883
Total liabilities	763,347	815,240
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,682,722	1,755,476
Accumulated other comprehensive income (loss)	(23,963)	(19,845)
Retained earnings (accumulated deficit)	(473,606)	(283,982)
Total stockholders’ equity	1,185,161	1,451,657
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,948,508	$2,266,897

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended October 31,
	2022	2021
Revenue:
Subscription and support	$99,068	$78,990
License	40,952	40,153
Services	55,262	46,791
Total revenue	195,282	165,934
Cost of revenue(1):
Subscription and support	55,691	48,050
License	1,873	2,339
Services	65,566	47,151
Total cost of revenue	123,130	97,540
Gross profit:
Subscription and support	43,377	30,940
License	39,079	37,814
Services	(10,304)	(360)
Total gross profit	72,152	68,394
Operating expenses(1):
Research and development	58,170	55,124
Sales and marketing	46,468	41,005
General and administrative	42,067	37,642
Total operating expenses	146,705	133,771
Income (loss) from operations	(74,553)	(65,377)
Interest income	4,638	674
Interest expense	(1,674)	(4,794)
Other income (expense), net	(13,824)	1,183
Income (loss) before provision for (benefit from) income taxes	(85,413)	(68,314)
Provision for (benefit from) income taxes	(16,095)	(17,038)
Net income (loss)	$(69,318)	$(51,276)
Net income (loss) per share:
Basic and diluted	$(0.83)	$(0.62)
Shares used in computing net income (loss) per share:
Basic and diluted	83,320,967	83,225,743

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,
	2022	2021
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$3,468	$3,030
Cost of license revenue	147	182
Cost of services revenue	5,349	5,189
Research and development	9,291	7,997
Sales and marketing	6,887	7,113
General and administrative	9,954	8,729
Total stock-based compensation expense	$35,096	$32,240

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended October 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(69,318)	$(51,276)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,623	8,434
Amortization of debt discount and issuance costs	423	3,524
Amortization of contract costs	4,490	3,001
Stock-based compensation	35,096	32,240
Changes to allowance for credit losses and revenue reserves	(72)	35
Deferred income tax	(18,035)	(17,551)
Amortization of premium (accretion of discount) on available-for-sale securities, net	98	1,601
Other non-cash items affecting net income (loss)	34	131
Changes in operating assets and liabilities:
Accounts receivable	55,245	24,088
Unbilled accounts receivable	(20,659)	(6,137)
Prepaid expenses and other assets	(839)	(7,046)
Operating lease assets	3,768	2,879
Accounts payable	847	(1,333)
Accrued employee compensation	(45,548)	(62,637)
Deferred revenue	(33,575)	(30,456)
Lease liabilities	(4,441)	(3,386)
Other liabilities	(2,572)	(3,153)
Net cash provided by (used in) operating activities	(87,435)	(107,042)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(169,232)	(241,247)
Sales of available-for-sale securities	97,023	27,331
Maturities of available-for-sale securities	22,268	272,943
Purchases of property and equipment	(604)	(3,333)
Capitalized software development costs	(3,697)	(3,783)
Acquisition of strategic investments	(181)	—
Acquisition of business, net of acquired cash	—	(43,830)
Net cash provided by (used in) investing activities	(54,423)	8,081
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	—	17
Repurchase and retirement of common stock	(200,000)	(26,262)
Net cash provided by (used in) financing activities	(200,000)	(26,245)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,992)	(984)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(344,850)	(126,190)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	614,686	384,910
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$269,836	$258,720

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2022	2021
Gross profit reconciliation:
GAAP gross profit	$72,152	$68,394
Non-GAAP adjustments:
Stock-based compensation	8,964	8,401
Amortization of intangibles	1,905	1,944
Non-GAAP gross profit	$83,021	$78,739

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(74,553)	$(65,377)
Non-GAAP adjustments:
Stock-based compensation	35,096	32,240
Amortization of intangibles	2,787	3,754
Acquisition consideration holdback	773	673
Non-GAAP income (loss) from operations	$(35,897)	$(28,710)

Net income (loss) reconciliation:
GAAP net income (loss)	$(69,318)	$(51,276)
Non-GAAP adjustments:
Stock-based compensation	35,096	32,240
Amortization of intangibles	2,787	3,754
Acquisition consideration holdback(1)	773	673
Amortization of debt discount and issuance costs	423	3,524
Tax impact of non-GAAP adjustments	20,378	(6,966)
Non-GAAP net income (loss)	$(9,861)	$(18,051)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(16,095)	$(17,038)
Non-GAAP adjustments:
Stock-based compensation	27,626	11,548
Amortization of intangibles	2,194	1,345
Acquisition consideration holdback (1)	608	241
Amortization of debt discount and issuance costs	333	1,262
Tax impact of non-GAAP adjustments	(51,139)	(7,430)
Non-GAAP tax provision (benefit)	$(36,473)	$(10,072)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2022	2021

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$(0.83)	$(0.62)
Non-GAAP adjustments:
Stock-based compensation	0.42	0.39
Amortization of intangibles	0.03	0.05
Acquisition consideration holdback (1)	0.01	0.01
Amortization of debt discount and issuance costs	0.01	0.04
Tax impact of non-GAAP adjustments	0.24	(0.08)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	—
Non-GAAP net income (loss) per share – diluted	$(0.12)	$(0.21)

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares – diluted	83,320,967	83,225,743
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation	—	—
Pro forma weighted average shares – diluted	83,320,967	83,225,743

The following table summarizes our free cash flow for the periods indicated below (in thousands):

	Three Months Ended October 31,
	2022	2021
Free cash flow:
Net cash provided by (used in) operating activities	$(87,435)	$(107,042)
Purchases of property and equipment	(604)	(3,333)
Capitalized software development costs	(3,697)	(3,783)
Free cash flow	$(91,736)	$(114,158)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Second Quarter Fiscal Year 2023			Fiscal Year 2023
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(41)	—	$(37)	$(176)	—	$(166)
Non-GAAP adjustments:
Stock-based compensation	35	—	35	138	—	138
Amortization of intangibles	1	—	1	7	—	7
Acquisition consideration holdback	1	—	1	3	—	3
Non-GAAP income (loss) from operations	$(4)	—	$0	$(28)	—	$(18)